Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement
No. 333-100224 of The Pep Boys - Manny, Moe, & Jack on Form S-8 of our report dated June 28, 2005, appearing in this Annual Report on Form 11-K of The Pep Boys Savings Plan - Puerto Rico for the year ended December 31, 2004.



/s/Deloitte & Touche LLP
Philadelphia, Pennsylvania
June  28, 2005